EXHIBIT 10.2
                               DATED July 29, 1997





                                       BY


                                DSI (HK) LIMITED


                                       TO


                      STATE STREET BANK AND TRUST COMPANY
                                Hong Kong Branch






                                    DEBENTURE
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                                    CONTENTS                                Page


 1       INTERPRETATION ...............................................        1

 2       SECURED LIABILITIES ..........................................        2

 3       SECURITY .....................................................        3

 4       RESTRICTIONS .................................................        3

 5       INSURANCE ....................................................        3

 6       DEEDS, POLICIES AND DEBTS ....................................        4

 7       NOTICE OF CRYSTALLISATION ....................................        4

 8       INFORMATION ..................................................        4

 9       POWERS OF THE BANK ...........................................        4

10       RECEIVERS ....................................................        5

11       PROTECTION OF PURCHASERS AND POWER OF ATTORNEY ...............        6

12       APPROPRIATION AND SET-OFF ....................................        6

13       PROTECTION OF SECURITY .......................................        7

14       CURRENCY .....................................................        7

15       PAYMENTS TO BE MADE WITHOUT DEDUCTION ........................        8

16       CERTIFICATES .................................................        8

17       MERGER OR AMALGAMATION .......................................        8

18       COMMUNICATIONS ...............................................        8

19       REPRESENTATIONS AND WARRANTIES ...............................        9

20       LAW AND JURISDICTION .........................................        9

21       ASSIGNMENT AND TRANSFER ......................................       10

22       INDEMNITY ....................................................       10

23       MISCELLANEOUS ................................................       10

DEBENTURE

Dated: July 29, 1997.

BY: DSI (HK) LIMITED whose Hong Kong registration number is 330755 (the "Company") and whose registered office is at Rooms 803-806 World Finance Centre, South Tower, Harbour City, Tsimshatsui, Kowloon, Hong Kong (fax number 2375 5633)

TO: STATE STREET BANK AND TRUST COMPANY Hong Kong Branch (the "Bank") of 32nd Floor, Two Exchange Square, 8 Connaught Place, Central, Hong Kong (fax number 2840 5453)

1    INTERPRETATION

1.1  Definitions: In this deed:-

     "CHARGED PROPERTY" means the property and assets charged by the Company to the Bank by clause 3;

     "COMPANY'S LIABILITIES" means the Company's obligations and liabilities to the Lender covenanted to be discharged or paid under clause 2.1;

     "ENCUMBRANCE" includes any mortgage, charge (fixed or floating), pledge, hypothecation or lien and any other arrangement or interest (whether by way of assignment, trust, title retention or otherwise) which has the effect of creating security or payment priority;

     "ENVIRONMENTAL LAW" means any applicable law (whether statutory, common, customary or otherwise) including (without limitation) any statute, regulation, order, code of practice, approval or similar control made or issued by any international, national or local government or regulatory body concerning the protection, safety or health of humans or the environment;

     "EXPENSES" means all expenses (on a full indemnity basis), including (without limitation) legal fees, from time to time paid or incurred by the Bank or any receiver at any time in connection with the Charged Property or the Company's Liabilities or in taking, perfecting, preserving, defending or enforcing the Company's Liabilities or this deed (or any of the security created by it) or in exercising any right or power under this deed or otherwise;

     "FACILITY AGREEMENT" means the facility letter dated 6 June 1997 from the Bank to the Company, accepted by the Company on 30 June 1997;

     "INTEREST" means, in relation to any obligation or liability of the Borrower, interest at the rate or rates agreed between the Bank and the Company from time to time in relation to that obligation or liability (being at the date of this deed the Bank's prime rate for the relevant currency from time to time in relation to each obligation or liability of the Borrower under the Facility Agreement), provided that, in the absence of any agreed rate

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     in respect of that obligation or liability, "Interest" means interest at the rate of 3% per annum above the Bank's prime rate for the relevant currency from time to time;

     "ORDINANCE" means the Conveyancing and Property Ordinance (Cap. 219) of the laws of Hong Kong;

     "PROCEEDS ACCOUNT" means the Company's account with the Bank (account no. 121900101) or such other account as the Bank may specify from time to time;

     "RELEVANT CURRENCY" means in relation to each of the Company's Liabilities the currency in which it is from time to time denominated;

     "TAX" includes any form of taxation, levy, duty, charge, contribution or impost of whatever nature (including any applicable fine, penalty, surcharge or interest) imposed by a Tax Authority;

     "TAX AUTHORITY" means any local, municipal, governmental, state, federal or other fiscal, revenue, customs and/or excise authority, body or official anywhere in the world competent to impose Tax.

1.2  REFERENCES: In this deed, each reference to:-

     "COMPANY'S LIABILITIES" or "Charged Property" is deemed to include a reference to any part of them or it;

     "COMPANY" or "BANK", where the context so admits, is deemed to include a reference to its successors, assigns and/or transferees;

     any document or agreement (including this deed) is deemed to include a reference to such document or agreement as amended, novated, supplemented, substituted or replaced from time to time;

     a provision of a statute, rule or regulation is, unless otherwise indicated, deemed to include a reference to such provision as amended, modified or re-enacted from time to time;

     the singular, where the context so admits, is deemed to include the plural and vice versa; and

     a person is deemed to include a reference to a company, partnership, unincorporated body and any other entity and vice versa.

1.3 TITLES: The title of any provision of this deed shall not affect the meaning of that or any other provision.

2    SECURED LIABILITIES

The Company covenants to:-

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2.1  GENERAL: discharge on demand from time to time all the Company's obligations and liabilities to the Bank of any kind and in any currency (whether present or future, actual or contingent and whether owed by the Company as principal or surety or incurred alone or jointly with another and whether owed to the Bank as original obligee or as assignee or transferee), including (without limitation) (1) all such obligations and liabilities under the Facility Agreement and (2) interest, fees, charges, commission and expenses;

2.2  EXPENSES: pay to the Bank on demand from time to time the Expenses; and

2.3 INTEREST: pay to the Bank on demand from time to time Interest on the Company's obligations and liabilities to the Bank covenanted to be discharged and/or paid by the Company under clauses 2.1 and 2.2 from (1) the date on which the Company has agreed to pay Interest on them or, if there is no such agreement, from the date on which they become due or (in the case of any Expense paid by the Bank) the date of the Bank's payment until (2) the date of discharge or payment.

3    SECURITY

As a continuing security for the discharge on demand of the Company's Liabilities and as beneficial owner, the Company charges to the Bank by way of floating charge (1) all book debts and other debts and receivables now and in the future owing to the Company and the proceeds of payment or realisation of each of them and (2) all inventory and stock-in-trade now and in the future belonging to the Company.

4    RESTRICTIONS

The Company will not without the previous written consent of the Bank do any of the following:-

4.1 NEGATIVE PLEDGE: create or permit to arise or continue any Encumbrance affecting the Charged Property or increase or extend any liability of the Company secured on any of the Charged Property;

4.2 DEALING WITH DEBTS: deal with the Company's book debts and other debts and receivables otherwise than by collecting them in the ordinary course of the Company's business or (without limitation) realise its book debts and other debts and receivables by means of block discounting, factoring or the like; or

4.3 DISPOSALS OF CHARGED PROPERTY: dispose of the Charged Property, except in the ordinary course of, and for the purposes of, carrying on its trading business while the floating charge remains uncrystallised.

5    INSURANCE

5.1 COVER: The Company will to the Bank's reasonable satisfaction keep comprehensively insured for its full reinstatement cost (due allowance being made for inflation during the period of insurance and reinstatement) all of the Charged Property which is of an insurable nature in such name and in such offices as the Bank shall in writing approve and on such terms, for such amounts and of such types as would be effected by prudent companies carrying on business similar to the Company (including in respect of
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     environmental pollution) and on terms requiring the insurers not to cancel the policy without giving at least 14 days' prior notice to the Bank.

5.2 POLICY ENDORSEMENT/PREMIUMS: The Company will have the policies of insurance of the Charged Property endorsed with notice of the Bank's interest and will punctually pay when due all premiums payable in respect of any insurance of the Charged Property and if required by the Bank will deliver to the Bank evidence satisfactory to the Bank of payment of such premiums.

5.3 PROCEEDS: The Company will hold in trust for the Bank all money received under any insurance of the Charged Property and at the Bank's option will apply the same in making good the relevant loss or damage or in or towards discharge of the Company's Liabilities.

5.4 DEFAULT: If the Company defaults in its obligations under this clause 5 the Bank may enter the Charged Property and effect insurance as specified in clause 5.1 (without becoming liable to account as mortgagee in possession).

6    DEEDS, POLICIES AND DEBTS

6.1 DEEDS AND POLICIES: The Company will from time to time deposit with the Bank all deeds and documents of title relating to the Charged Property and all insurance policies relating to the Charged Property.

6.2 DEBTS: The Company will pay into the Proceeds Account the proceeds of payment or realisation of all the Company's book debts and other debts and receivables.

7    NOTICE OF CRYSTALLISATION

The Bank may at any time by written notice to the Company convert the floating charge created by this deed into a fixed charge as regards any of the Charged Property specified in the notice.

8    INFORMATION

The Company covenants with the Bank from time to time to furnish to the Bank such information regarding the assets, liabilities, business and affairs of the Company (including, without limitation, the Charged Property) as the Bank may reasonably require.

9    POWERS OF THE BANK

9.1 EXERCISE OF POWERS: Paragraph 11 of the fourth schedule to the Ordinance shall not apply and the Bank may exercise its power of sale and other powers under the Ordinance or any other law or this deed at any time after the date of this deed.

9.2 RECEIVERS: The Bank may, under the hand of any person authorised by it to do so or by a deed, appoint or remove a receiver or receivers of the Charged Property, fix and pay the fees of a receiver and remove any receiver so appointed and appoint another in his place, but any receiver shall be deemed to be the agent of the Company and the Company shall be solely responsible for the receiver's acts, defaults and remuneration.

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9.3  OTHER POWERS: All or any of the powers conferred on a receiver by clause 10 may be exercised by the Bank without first appointing a receiver or despite any such appointment.

9.4 POSSESSION: The Bank will not be liable to account to the Company as mortgagee in possession for any money not actually received by the Bank and if the Bank or any receiver takes possession of the Charged Property it or he may at any time relinquish such possession.

10   RECEIVERS

10.1 POWERS: Any receiver appointed by the Bank shall be a receiver and manager and shall (in addition to the powers conferred upon receivers under the laws of Hong Kong, including without limitation the Ordinance) have the following powers exercisable upon such terms and conditions as he thinks fit:-

     10.1.1 POSSESSION/MANAGEMENT: to take possession of and generally to take the benefit of and manage the Charged Property and any business of the Company in relation to the Charged Property;

     10.1.2 CONTRACTS: to enter into, carry into effect, complete, deliver, perform, repudiate, rescind or vary any deed, contract, transaction or arrangement to which the Company is or is to be a party in relation to the Charged Property;

     10.1.3 DISPOSALS: to sell, charge or otherwise deal with and dispose of the Charged Property without restriction;

     10.1.4 EXECUTION OF DOCUMENTATION: to carry into effect and complete any transaction in relation to the Charged Property by executing deeds or documents in the name of or on behalf of the Company;

     10.1.5 INSURANCE/BONDS: to insure the Charged Property and effect indemnity insurance or other similar insurance and obtain bonds or give commitments, guarantees, indemnities and security in relation to the Charged Property;

     10.1.6 ADVISERS/EMPLOYEES: to engage, rely on the advice of and discharge advisers, consultants, officers, managers, agents, workmen and others in relation to the Charged Property;

     10.1.7 SUPPLIES: to purchase materials, tools, equipment, goods or supplies for the purpose of the realisation of the Charged Property;

     10.1.8 LITIGATION: to bring, continue or defend any claim, dispute, action or legal proceedings and enter into any arrangement or compromise in relation to the Charged Property;

     10.1.9 BORROWING AND SECURITY: to redeem any security over the Charged Property and to borrow or raise any money and secure the payment of any money on the Charged Property in priority to the Company's Liabilities for the purpose of the exercise of his powers and/or defraying any costs or liabilities incurred by him in such exercise;

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     10.1.10   ACCESS: to have access to and make use of the premises and the accounting and other records of the Company and the services of its staff for all or any of the purposes set out in this clause;

     10.1.11 OTHER ACTS: to do any other acts which he may consider to be incidental or conducive to any of his powers or to the realisation of the Charged Property.

10.2 JOINT RECEIVERS: In the case of joint receivers any power may be exercised jointly or severally.

10.3 APPLICATION OF RECEIPTS: The receiver shall apply all money he receives first in repayment of all money borrowed by him and in payment of his expenses and liabilities (including the payment of preferential debts), secondly in payment of his fees and thirdly in or towards satisfaction of the Company's Liabilities (with expenses incurred by the Bank in connection with this deed being satisfied first, interest being satisfied second and principal thereafter) and the surplus (if any) shall be paid to the Company or other persons entitled to it.

11   PROTECTION OF PURCHASERS AND POWER OF ATTORNEY

11.1 PROTECTION OF PURCHASERS: No purchaser or other person shall be obliged or concerned to see or enquire whether the right of the Bank to appoint a receiver or the right of the Bank or any receiver to exercise any of the powers conferred by this deed has arisen or become exercisable nor be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

11.2 POWER OF ATTORNEY: The Company by way of security irrevocably appoints the Bank and any receiver severally to be the attorney for the Company (with full power of substitution and delegation) in the name of the Company, the Bank or such receiver and on the Company's behalf and as the Company's act and deed to sign or execute all such deeds, instruments and documents and do all such acts and things as may be required by the Bank or any receiver pursuant to this deed or the exercise of any of their powers.

12   APPROPRIATION AND SET-OFF

12.1 APPROPRIATION: Subject to clause 12.2, the Bank may apply all payments received in respect of the Company's Liabilities in or towards discharge of such part of the Company's Liabilities as it thinks fit.

12.2 NOTICE OF OTHER INTEREST: The Bank may open a new account or accounts upon the Bank receiving actual or constructive notice of any charge or interest affecting the Charged Property and whether or not the Bank opens any such account no payment received by the Bank after receiving such notice shall (if followed by any payment out of or debit to the relevant account) be appropriated towards or have the effect of discharging the Company's Liabilities outstanding at the time of receiving such notice.

12.3 SET-OFF: The Bank shall be entitled at any time or times without notice (both before and after demand) to set off any liability of the Company to the Bank against any liability of

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     the Bank to the Company (in either case whether actual or contingent, present or future and irrespective of the branch or office, currency or place of payment) and may for such purpose convert or exchange any currency.

12.4 RESTRICTION: Despite any term to the contrary in relation to any deposit or credit balance at any time on any account of the Company with the Bank, no such deposit or balance shall be repayable or capable of being assigned, mortgaged, charged or otherwise disposed of or dealt with by the Company before every liability of the Company to the Bank has been discharged, but the Bank may permit any withdrawal without affecting the continued application of this clause.

13   PROTECTION OF SECURITY

13.1 PRESERVATION OF SECURITY AND RIGHTS: This deed is in addition to any other rights or security, present or future, held by the Bank from the Company or any other person for the Company's Liabilities and shall not merge with or prejudice or be prejudiced by any such rights or security or any other contractual or legal rights of the Bank, all or any of which the Bank may take, perfect, enforce, renew, vary, release or refrain from taking, perfecting or enforcing without releasing, reducing or otherwise affecting the Bank's rights under this deed.

13.2 CHANGE IN COMPANY'S CONSTITUTION: The Bank's rights under this deed shall not be affected by any change in the Company's constitution or composition or by the bankruptcy, liquidation, insolvency, death, incapacity or disability of the Company.

13.3 FURTHER ASSURANCE: The Company will at its own cost at the Bank's or any receiver's request execute any deed or document and take any action required by the Bank or any receiver to perfect or protect this security or its priority or further to secure on the Charged Property the Company's Liabilities or for facilitating the realisation of the Charged Property or the exercise of any rights or powers of the Bank or any receiver or for establishing the nature or extent of the Charged Property.

14   CURRENCY

14.1 RELEVANT CURRENCY: The Company's liability under this deed is to discharge the Company's Liabilities in the Relevant Currency.

14.2 RECEIPT IN WRONG CURRENCY: If at any time the Bank receives a payment (including by set-off) referable to any of the Company's Liabilities from any source in a currency other than the Relevant Currency, then:-

     14.2.1 EFFECT: such payment shall take effect as a payment to the Bank of the amount in the Relevant Currency which the Bank is able to purchase (after deduction of any relevant costs) with the amount of the payment so received in accordance with its usual practice; and

     14.2.2 INDEMNITY: if such payment is made under a court order and is treated by clause 14.2.1 as a payment of an amount which falls short of the relevant liability of the Company expressed in the Relevant Currency, the Company as a separate and

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               independent obligation shall on demand from time to time
               indemnify the Bank against such shortfall and pay Interest on such shortfall from the date of such payment to the date on which the shortfall is paid.

15   PAYMENTS TO BE MADE WITHOUT DEDUCTION

15.1 NO DEDUCTIONS: All sums payable by the Company to the Bank shall be paid in the Relevant Currency in immediately available funds and shall be paid to the credit of such account as the Bank may designate. All such payments shall be made in full without set-off of any sum owing by the Bank to the Company or counter-claim and free and clear of any deduction of or withholding for or on account of any Tax or for any other reason, except to the extent that any such deduction or withholding is required by law.

15.2 GROSSING-UP: If at any time the Company is required by law to make any deduction or withholding from any payment due from the Company to the Bank, the Company shall simultaneously pay to the Bank whatever additional amount is necessary to ensure that the Bank receives a net sum equal to the payment it would have received had no deduction or withholding been made.

16   CERTIFICATES

A certificate signed by an official of the Bank as to the amount due or owing from the Company shall be conclusive evidence against the Company, except in the case of manifest error or any question of law.

17   MERGER OR AMALGAMATION

The Company's Liabilities shall extend to all liabilities of the Company to the Bank notwithstanding any change of name of the Bank and/or the Bank's absorption by or in or amalgamation with any other entity or the acquisition of all or part of its undertaking by any other entity and to all sums in respect of advances and other banking facilities from such other entity.

18   COMMUNICATIONS

18.1 WRITTEN: All communications under this deed must be in writing.

18.2 ADDRESSES: Any communication may be sent by prepaid post, fax or delivered to the Bank or the Company at its address or fax number shown on page 1 above unless it has communicated another address or fax number to the other in which case it must be sent to the last address or fax number so communicated to the other for this purpose. Communications to the Company may also be (1) sent in such manner or delivered to a place of business for it last known to the Bank or the Company's registered office in Hong Kong from time to time or (2) delivered to one of its officers.

18.3 DELIVERY: A communication by the Bank by post will be deemed made on the day after posting, postage prepaid (but, if to another country, five days after posting by airmail, postage prepaid). A communication by the Bank by fax will be deemed made when the Bank's fax machine records a complete transmission. A communication by the Company will be deemed made only when actually received by the Bank.

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19   REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Bank that:-

19.1 COMPLIANCE WITH LEGAL RESTRICTIONS: none of the provisions, covenants and obligations on its part contained in this deed contravenes any of the provisions of its memorandum or articles of association or other constitutional documents nor will this deed or its performance infringe any law or obligation binding upon it;

19.2 STATUS: (1) it is duly constituted and in good standing under the laws of Hong Kong and is not insolvent or in liquidation or administration or subject to any other insolvency procedure, (2) no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of any part of its property, undertaking or assets and (3) it has the appropriate power and authority to own its property and assets and to carry on its business as now conducted;

19.3 OBLIGATIONS BINDING: the obligations expressed as being assumed by it under this deed constitute its valid, legal and binding obligations;

19.4 CORPORATE CAPACITY AND APPROVALS FOR THIS DEED: it has the appropriate power to enter into and perform the terms and conditions of this deed and has taken all necessary action to authorise the execution, delivery and performance of this deed;

19.5 AUTHORISATIONS: it holds (and has at all times complied with in all material respects) all authorisations required to carry on its business and is not aware of any event or circumstance which could reasonably be expected adversely to affect its right to hold and/or to obtain renewal of all such authorisations and/or to obtain any new authorisations which will or may be required in the future pursuant to any regulatory provisions in order to carry on its business;

19.6 OTHER APPROVALS FOR THIS DEED: no consent, permit, licence, approval, authorisation or registration of or with any governmental, judicial or other authority or other third party is required or desirable in connection with the execution, performance, validity or enforceability of this deed other than the registration of this deed at the Companies Registry;

19.7 NO ENCUMBRANCES: there is no Encumbrance affecting any of the Company's property, undertaking or assets other than (1) the Encumbrance created by the Company in the Bank's favour over a deposit of US$150,000 by the Company with the Bank by an assignment of deposit dated 3 May 1992 and (2) the charge created by this deed; and

19.8 HEALTH, SAFETY AND ENVIRONMENT: except as previously disclosed in writing to the Bank, the Company has complied with Environmental Law.

20   LAW AND JURISDICTION

20.1 LAW: This deed is governed by and will be construed in accordance with Hong Kong law.

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20.2 JURISDICTION OF HONG KONG COURTS: The Company irrevocably agrees that the
     Hong Kong courts are to have non-exclusive jurisdiction to settle any disputes and to entertain any suit, action or proceedings in each case arising out of or in connection with this deed.

21   ASSIGNMENT AND TRANSFER

21.1 COMPANY'S CONSENT TO ASSIGNMENT BY BANK: By this deed the Company gives its irrevocable consent and continuing agreement to the assignment by the Bank of any one or more of its rights under this deed.

21.2 NO ASSIGNMENT/TRANSFER BY COMPANY: The Company may not assign and/or transfer any one or more of its rights and/or obligations under this deed.

21.3 CONFIDENTIALITY: The Bank may give such information relating to the Company or this deed as it thinks fit to any person proposing to take an assignment and/or transfer from the Bank and/or to enter into contractual relations with the Bank with respect to this deed.

22   INDEMNITY

The Company will indemnify the Bank on demand against any loss or expense (including, without limitation, legal fees) sustained or incurred as a result either of a failure by the Company to perform any of its obligations under this deed or of any representation or warranty made in this deed having been incorrect when made.

23   MISCELLANEOUS

23.1 INTEREST: Interest payable by the Company to the Bank will accrue both before and after judgment on a daily basis and on the basis of a 360 or 365 days' year (as the Bank shall determine) and shall be compounded (both before and after judgment) at such intervals as the Bank shall determine. Interest will be payable on demand made by the Bank from time to time. After a demand Interest will also be calculated on the Company's Liabilities together with accrued Interest as at the date of the demand.

23.2 SEVERABILITY: Each of the provisions of this deed shall be severable and distinct from one another and if at any time any one or more of those provisions (or any part thereof) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

23.3 VARIATIONS: No variation of the terms of this deed shall be valid unless in writing signed by the Company and confirmed in writing by the Bank.

23.4 DELAY OR OMISSION BY BANK: The Bank's rights and powers under this deed will not be affected or impaired by any delay or omission by the Bank in exercising them or any previous exercise of any such rights or powers.

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This deed was duly signed and sealed as a deed and delivered on the date which first appears on page 1.


The common seal of DSI (HK)                  )
LIMITED was affixed in the presence of:-     )


Authorised signatory's signature   /S/Yau Wing Kong, Tommy

Full name      Yau Wing Kong, Tommy

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